     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 6, 2000

                                                REGISTRATION NO. 33-____________


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              --------------------

                          SENIOR CARE INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                                     NEVADA
                         (State or Other Jurisdiction of
                         Incorporation or Organization)


                                   68-0221599
                                (I.R.S. Employer
                               Identification No.)


                             410 Broadway, 2nd Floor
                             Laguna Beach, CA 92651
          (Address of Principal Executive Offices, Including Zip Code)
                              --------------------

                              Consulting Agreement
                            (Full Title of the Plan)
                              --------------------

                         Resident Agents of Nevada, Inc.
                           711 S. Carson Street, Suite 4
                              Carson City, NV 89701

           (Name, Address, and Telephone Number of Agent for Service)

                                   COPIES TO:

                             Lawrence R. Young, Esq.
                      Lawrence R. Young & Associates, P.C.
                        9530 E. Imperial Highway, Suite K
                              Downey, CA 90242-3041
                                 (562) 803-4240


                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

Title of Securities     Amount to be  Proposed Maximum  Proposed   Amount
to be Registered        Registered    Offering Price    maximum    of
                                      per share (1)     aggregate  Registration
                                                        Offering   Fee (2)
                                                        Price
-------------------     -----------  ---------------    ---------  -----------
Common Stock,
par value $0.001         107,000     $1.00 (1)          $107,000   $45.475 (2)
-------------------     -----------  -------------      ---------  -----------

TOTAL REGISTRATION FEE:  $45.475

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c). (2) Represents shares of Common Stock issued to consultants to the Company. Please refer to the Selling Shareholders section of this document.

                                EXPLANATORY NOTE

Senior Care Industries, Inc("SENR") has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "1933 Act"), to register certain shares of common stock, par value $0.001 per share, issued to certain selling shareholders.

                                     PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

SENR will send or give the documents containing the information specified in
Part 1 of Form S-8 to employees or consultants as specified by Securities and Exchange Commission Rule 428 (b) (1) under the Securities Act of 1933, as amended (the "1933 Act"). SENR does not need to file these documents with the commission either as part of this Registration Statement or as prospectuses or prospectus supplements under Rule 424 of the 1933 Act.


                                   PROSPECTUS

                          SENIOR CARE INDUSTRIES, INC.
                             410 Broadway, 2nd Floor
                             Laguna Beach, CA 92651
                                 (949) 376-3125

                         107,000 SHARES OF COMMON STOCK


The shares of common stock, $0.001 par value per share, of Senior Care Industries, Inc. ("SENR" or the "Company") offered hereby (the "Shares") will be sold from time to time by the individuals listed under the Selling Shareholders section of this document (the "Selling Shareholders"). The Selling Shareholders acquired the Shares pursuant to a Consulting Agreement for consulting services that the Selling Shareholders provided to SENR.

The sales may occur in transactions on the over-the-counter market maintained by Nasdaq at prevailing market prices or in negotiated transactions. SENR will not receive proceeds from any of the sale the Shares. SENR is paying for the expenses incurred in registering the Shares except with respect to the legal fees incurred in connection therewith, which have been waived by our counsel in connection with this registration statement.

The Shares are "restricted securities" under the Securities Act of 1933 (the "1933 Act") before their sale under this Prospectus. The Prospectus has been prepared for the purpose of registering the Shares under the 1933 Act to allow for future sales by the Selling Shareholders to the public without restriction. To the knowledge of the Company, the Selling Shareholders have no arrangement with any brokerage firm for the sale of the Shares. The Selling Shareholders may be deemed to be an "underwriter" within the meaning of the 1933 Act. Any commissions received by a broker or dealer in connection with resales of the Shares may be deemed to be underwriting commissions or discounts under the 1933 Act.

SENR's common stock is currently traded on the NASDAQ Over-the-Counter Bulletin Board under the symbol "SENR."

This investment involves a high degree of risk. Please see "Risk Factors" beginning on page 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                                 April 6, 2000


                                TABLE OF CONTENTS


               Where  You  Can  Find  More  Information          2
               Incorporated  Documents                           2
               The  Company                                      3
               Risk  Factors                                     6
               Use  of  Proceeds                                 9
               Selling  Shareholders                             9
               Plan  of  Distribution                           10
               Legal  Matters                                   10
               Experts                                          10

                            ------------------------

You should only rely on the information incorporated by reference or provided in this Prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this Prospectus or any supplement is accurate as of any date other than the date on the front of this Prospectus.

WHERE YOU CAN FIND MORE INFORMATION

SENR is required to file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC") as required by the Securities Exchange Act of 1934, as amended (the "1934 Act"). You may read and copy any reports, statements or other information we file at the SEC's Public Reference Rooms at:

                 450 Fifth Street, N.W., Washington, D.C. 20549;
           Seven World Trade Center, 13th Floor, New York, N.Y. 10048

Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available to the public from commercial document retrieval services and the SEC website (http://www.sec.gov).

                             INCORPORATED DOCUMENTS

The SEC allows SENR to "incorporate by reference" information into this Prospectus, which means that the Company can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Prospectus, except for any information superseded by information in this Prospectus.

The following documents filed by SENR are incorporated herein by reference:

1.       10SB12-G-A dated December 23, 1999;
2.       10QSB dated March 27, 2000;
3.       10KSB dated March 29, 2000.

The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon oral or written request, a copy of any or all documents incorporated by reference into this Prospectus (excluding exhibits unless the exhibits are specifically incorporated by reference into the information the Prospectus incorporates). Requests should be directed to the Chief Financial Officer at SENR's executive offices, located at 410 Broadway, 2nd Floor, Laguna Beach, CA 92651. SENR's telephone number is (949) 376-3125.

                                   THE COMPANY
BUSINESS

General

Senior Care Industries, Inc., was organized under the laws of the State of Idaho, February 26, 1968, as Golden Chest, Inc., for the purpose of acquiring and developing mineral properties. On April 5, 1999, the board of directors changed the Company name to Senior Care Industries, Inc., and changed corporate sites from Idaho to Nevada. The Company was re-incorporated on August 26, 1999 under the laws of the State of Nevada.

In 1985, the Company merged with TAP Resources, Ltd, (TAP) a British Columbia corporation in a transaction where the Company issued 1.25 shares of Golden Chest Inc common stock in exchange for each share of TAP common stock. At the time of the merger, the Company and TAP were partners in a minerals exploration joint venture. After the merger Golden Chest Inc. was the surviving corporation while TAP Resources was dissolved.

In 1990, the Company merged with Petro Gold Inc, a Washington corporation, in a transaction where the Company issued 3,000,000 shares of Golden Chest, Inc., Inc. common stock in exchange for all shares of Petro Gold, Inc. common stock. After the merger, Golden Chest, Inc. was the surviving corporation while Petro Gold, Inc. was dissolved.

In 1999, the company transferred its assets and liabilities to Paymaster Resources Incorporated.

On August 31, 1999, the Company completed an asset purchase agreement where it purchased the assets and liabilities of East-West Developer, Inc. for a note payable of $700,000 and 1,480,122 shares or Senior Care Industries, Inc.'s common stock and 400,000 shares of preferred stock.

The Company's projects and or the services the Company may offer fall under the auspices of various state and federal regulatory agencies and various licensing and or zoning requirements and programs, such as the "Medicaid waiver programs". The company currently owns a project in Monterey Park, California whose zoning approval required a non-profit organization be formed to own a 10% interest at the request of the city of Monterey Park.

Senior Care Industries is a diversified firm consisting of a real estate division a manufacturing division, and a pharmaceutical nutriceutical division.

The pharmaceutical division acquires nutriceutical and or pharmaceutical manufacturing companies and web based health products distributors as a feeder to manufacture and sell the products through an" E-commerce pharmacy. The Company pharmaceutical division has developed a program to include a full service web-based senior support system that sells direct to the consumer, related health products in the financial services sector, including life insurance, health insurance, dietary advice, holistic medical alternatives, water and air purification. The Company is finalizing a web-site and a support staff offering 24 hour access to these products and services.

The manufacturing division acquires furniture manufacturing companies and food manufacturing companies, enabling the firm to service its Age restricted communities with its own food and furnish its facilities through its own manufacturing companies.

The real estate division invests in, manages, and develops conventional housing and senior housing, with an emphasis on affordable for-sale and rental, age-restricted independent living communities, and on a market sensitive case by case basis, assisted living communities and commercial properties.

The real estate division builds, develops, services, acquires, finances, and manages a diverse portfolio of real estate. The Real Estate Division is run by senior officers of the Company who are themselves a diverse mix of real estate and health care professionals whose decades of experience enable the company to focus on three distinct real estate markets; (i) Age-restricted active living senior housing, (ii) conventional housing consisting of town-home, apartments and condominiums; (iii) and commercial retail development, with a particular emphasis on retail development that is ancillary to the Company's housing project.

The Company employs 12 employees, full time. The company expects to employ 100 employees by December 31, 2001.

The Company's projects and/ or the services the Company may offer fall under the auspices of various state and federal regulatory agencies and various licensing and or zoning requirements and programs, such as the "Medicaid waiver programs" The company currently owns a project in Monterey Park, California whose zoning approval required a non-profit organization be formed to own a 10% interest at the request of the city of Monterey Park.

The real estate division builds, develops, services, acquires, finances, and manages a diverse portfolio of real estate. The Real Estate Division is run by senior officers of the Company who are themselves a diverse mix of real estate and health care professionals whose decades of experience enable the company to focus on three distinct real estate markets; (i) Age-restricted active living senior housing, (ii) conventional housing consisting of town-home, apartments and condominiums; (iii) and commercial retail development, with a particular emphasis on retail development that is ancillary to the Company's housing project.

Because of their expertise and the fact that the principal officers and directors of the Company's Real Estate Division are bi-coastal, the Real Estate Division is able to focus on the development of its projects on the East Coast, with an emphasis on the New York-New Jersey Metropolitan area, California, with an emphasis on Southern California, and in Las Vegas and New Mexico, thereby accessing and profiting from the most diverse and fundamentally sound real estate markets in the country.

On April 30, 1999 Senior Care Industries acquired a licensing agreement with CF Kent, a diversified manufacturer of furniture with separate 100,000 square foot plants in Beijing and Shanghai, enabling the company to manufacture high end furniture for its facilities at wholesale prices. CF Kent has a 10 year history of manufacturing furniture for US furniture manufacturers who sell the products to retail stores throughout the United States. The company is seeking to expand its manufacturing capabilities by acquiring a domestic furniture manufacturer. In addition, the Company is seeking a food manufacturing company to acquire in order to service the food needs of its Senior facilities.

Although the Real Estate Division of the Company will continue it's west coast development in Las Vegas, New Mexico, Arizona and California, it is placing particular emphasis on locating opportunities within southern California's "sixty mile circle". The Evergreen Manor II project owned by the Company, as well as the commercial project in Laguna Beach that is owned by the Company, fall within the "sixty mile circle", which is the area within sixty miles of downtown Los Angeles.

The pharmaceutical and manufacturing divisions will deliver their services through on-line distribution and the physical manufacture of the products each division offers.

The Real Estate Division of Company delivers its services through the acquisition, construction and ongoing management of senior facilities throughout the United States.

The company owns a 40% interest in a housing project consisting of 107 lots in Delran, New Jersey, currently under construction and under contract for the sale of the finished lots to Trafalgar. The company is under construction on a senior condominium project in Monterey Park, California and is finalizing a construction loan on its project in New Mexico. The company has signed letters of intent on the following projects that upon close, projected to be on July 31, 2000, that will enable the company to deliver additional services on the east coast of the United States as follows:

Fallbrook Woods: A 57 unit comprehensive personal care facility located in Portland, Maine.

The Company's corporate headquarters holds a lease occupying 1,200 square feet of a 8,000 square foot office building in Las Vegas, Nevada. The lease term is 3 years beginning September 1, 1999 and expires August 31, 2002. The rent is $1.25 NNN, with a yearly increase of 4%. (NNN means the tenant pays taxes, maintenance and insurance.)

The Company also holds a lease for the branch office, occupying 900 square feet of a 5,800 square foot office building in Laguna Beach, California. The lease term is 3 years beginning September 1, 1999 and expires August 31, 2002. The rent is $1.85 NNN, with a yearly increase of 4%. (NNN means the tenant pays taxes, maintenance and insurance.)

In addition, the Company owns and, or is under construction on projects located in the following communities and states:

1.   47 unit Senior Condominium Project, Monterey Park, California.

2.   57 unit Senior Apartment Project, Albuquerque, New Mexico.

3.   100 unit residential project, DelRan, New Jersey.

4.   25,000 square foot strip center located in Las Vegas, Nevada.

5.   A 32,000 square foot office in Las Vegas, Nevada.

6. A 30 acre commercial site fully entitled for a 245,450 square foot retail center, located in the DelRan Township, New Jersey.

                                  RISK FACTORS

     In this section we highlight some of the risks associated with RTEK's business and operations. Prospective investors should carefully consider the following risk factors when evaluating an investment in the common stock offered by this Prospectus.

     CONFLICTS OF INTEREST. Certain conflicts of interest exist between the Company and its officers and directors. They have other business interests to which they devote attention, and they may be expected to continue to do so although management time should be devoted to the business of the Company. As a result, conflicts of interest may arise that can be resolved only through exercise of such judgment as is consistent with their fiduciary duties to the Company.

     POSSIBLE NEED FOR ADDITIONAL FINANCING. The Company has very limited funds, and such funds may not be adequate to take advantage of any available business opportunities. Even if the Company's funds prove to be sufficient to acquire an interest in, or complete a transaction with, a business opportunity, the Company may not have enough capital to exploit the opportunity. The ultimate success of the Company may depend upon its ability to raise additional capital. The Company has not investigated the availability, source, or terms that might govern the acquisition of additional capital and will not do so until it determines a need for additional financing. If additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to the Company. If not available, the Company's operations will be limited to those that can be financed with its modest capital.

     REGULATION OF PENNY STOCKS. The Company's securities are subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore.

     In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, and 15g-7 under the Securities Exchange Act of 1934, as amended. Because the securities of the Company may constitute "penny stocks" within the meaning of the rules, the rules would apply to the Company and to its securities. The rules may further affect the ability of owners of Shares to sell the securities of the Company in any market that might develop for them.

     Shareholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
(v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. The Company's management is aware of the abuses that have occurred historically in the penny stock market. Although the Company does not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to the Company's securities.

     LIMITED OPERATING HISTORY. The Company has limited operating history, revenues from operations, or assets. The Company faces all of the risks of a new business and the special risks inherent in the investigation, acquisition, or involvement in a new business opportunity. The Company must be regarded as a new or "start-up" venture with all of the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject.

     NO ASSURANCE OF SUCCESS OR PROFITABILITY. There is no assurance that the Company will generate revenues or profits, or that the market price of the Company's Common Stock will be increased thereby.

     IMPRACTICABILITY OF EXHAUSTIVE INVESTIGATION. The Company's limited funds and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a business opportunity before the Company commits its capital or other resources thereto. Management decisions, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys and the like which, if the Company had more funds available to it, would be desirable. The Company will be particularly dependent in making decisions upon information provided by the promoter, owner, sponsor, or others associated with the business opportunity seeking the Company's participation. A significant portion of the Company's available funds may be expended for investigative expenses and other expenses related to preliminary aspects of completing an acquisition transaction, whether or not any business opportunity investigated is eventually acquired.

     LACK OF DIVERSIFICATION. Because of the limited financial resources that the Company has, it is unlikely that the Company will be able to diversify its operations. The Company's probable inability to diversify its activities into more than one area will subject the Company to economic fluctuations within its target industry and therefore increase the risks associated with the Company's operations.

     DEPENDENCE UPON MANAGEMENT; LIMITED PARTICIPATION OF MANAGEMENT. The Company currently has several key individuals who are serving as its officers and directors, including without limitation Raymond Webb. The Company will be heavily dependent upon their skills, talents, and abilities to implement its business plan, and may, from time to time, find that the inability of the officers and directors to devote full time attention to the business of the Company results in a delay in progress toward implementing its business plan. Because investors will not be able to evaluate the merits of possible business opportunities by the Company, they should critically assess the information concerning the Company's officers and directors.

     LACK OF CONTINUITY IN MANAGEMENT. The Company does not have an employment agreement with any of its officers and directors, and as a result, there is no assurance that they will continue to manage the Company in the future.

     INDEMNIFICATION OF OFFICERS AND DIRECTORS. The Company's Articles of Incorporation provide for the indemnification of its directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of the Company. The Company will also bear the expenses of such litigation for any of its directors, officers, employees, or agents, upon such person's promise to repay the Company therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by the Company which it will be unable to recoup.

     DIRECTOR'S LIABILITY LIMITED. The Company's Articles of Incorporation exclude personal liability of its directors to the Company and its stockholders for monetary damages for breach of fiduciary duty except in certain specified circumstances. Accordingly, the Company will have a much more limited right of action against its directors than otherwise would be the case. This provision does not affect the liability of any director under federal or applicable state securities laws.

     DEPENDENCE UPON OUTSIDE ADVISORS. To supplement the business experience of its officers and directors, the Company may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. The selection of any such advisors will be made by the Company's President without any input from stockholders. Furthermore, it is anticipated that such persons may be engaged on an "as needed" basis without a continuing fiduciary or other obligation to the Company. In the event the President of the Company considers it necessary to hire outside advisors, they may elect to hire persons who are affiliates, if they are able to provide the required services.

     LEVERAGED TRANSACTIONS. There is a possibility that any acquisition of a business opportunity by the Company may be leveraged, i.e., the Company may finance the acquisition of the business opportunity by borrowing against the assets of the business opportunity to be acquired, or against the projected future revenues or profits of the business opportunity. This could increase the Company's exposure to larger losses. A business opportunity acquired through a leveraged transaction is profitable only if it generates enough revenues to cover the related debt and expenses. Failure to make payments on the debt incurred to purchase the business opportunity could result in the loss of a portion or all of the assets acquired. There is no assurance that any business opportunity acquired through a leveraged transaction will generate sufficient revenues to cover the related debt and expenses.

     COMPETITION. The search for potentially profitable business opportunities is intensely competitive. The Company expects to be at a disadvantage when competing with many firms that have substantially greater financial and management resources and capabilities than the Company.

     NO FORESEEABLE DIVIDENDS. The Company has not paid dividends on its Common Stock and does not anticipate paying such dividends in the foreseeable future.

     LOSS OF CONTROL BY PRESENT MANAGEMENT AND STOCKHOLDERS. The Company may consider an acquisition in which the Company would issue as consideration for the business opportunity to be acquired an amount of the Company's authorized but un-issued Common Stock that would, upon issuance, represent the great majority of the voting power and equity of the Company. The result of such an acquisition would be that the acquired company's stockholders and management would control the Company, and the Company's management could be replaced by persons unknown at this time. Such a merger would result in a greatly reduced percentage of ownership of the Company by its current shareholders. In addition, the Company's President could sell his control block of stock at a premium price to the acquired company's stockholders.

     LIMITED PUBLIC MARKET EXISTS. There is a limited public market for the Company's common stock, and no assurance can be given that a market will continue or that a shareholder ever will be able to liquidate his investment without considerable delay, if at all. The market price for the Company's stock may be highly volatile. Factors such as those discussed in this "Risk Factors" section may have a significant impact upon the market price of the securities offered hereby. Owing to the low price of the securities, many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in these securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for any loans.

     OUR AUDITORS HAVE ADVISED THAT WE HAVE TO OBTAIN ADDITIONAL CAPITAL TO CONTINUE IN BUSINESS. Our auditors in their report included in our financial statements have expressed doubt about our ability to continue as a going company. That risk is primarily dependent on our ability to raise sufficient money to undertake our business plan. If we do not continue as a business, our stock would be worth substantially less.

     FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS. Management believes that this Report on Form 8-K contains forward-looking statements, including statements regarding, among other items, the Company's future plans and growth strategies and anticipated trends in the industry in which the Company operates. These forward-looking statements are based largely on the Company's control. Actual results could differ materially from these forward-looking statements as a result of factors described herein, including, among others, regulatory or economic influences. In light of these risks and uncertainties, there can be no assurance that the forward-looking information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.


                                 USE OF PROCEEDS

SENR will not receive any of the proceeds from the sale of shares of common stock by the Selling Shareholders.


                              SELLING SHAREHOLDERS

The Shares of the Company to which this Prospectus relates are being registered by the Selling Shareholders, who acquired the Shares pursuant to a compensatory benefit plan with SENR for legal and consulting services they provided to SENR. The Selling Shareholders may resell all, a portion or none of such Shares from time to time.

The table below sets forth with respect to the Selling Shareholders, based upon information available to the Company as of April 3, 2000, the number of Shares owned, the number of Shares registered by this Prospectus and the number and percent of outstanding Shares that will be owned after the sale of the registered Shares assuming the sale of all of the registered Shares.

                         NUMBER OF      NUMBER OF                    % OF SHARES
                         SHARES         SHARES         NUMBER OF     OWNED BY
SELLING                  OWNED          REGISTERED BY  SHARES OWNED  SHAREHOLDER
SHAREHOLDERS(1)          BEFORE SALE    PROSPECTUS     AFTER SALE    AFTER SALE
-----------------------  -------------  -------------  ------------  -----------

Globalwide                   7,000       7,000            -0-            -0-
Investment Co., LLC (1)
-----------------------  -------------  -------------  ------------  -----------

Defined Holding
Corporation (2)             50,000      50,000            -0-            -0-
-----------------------  -------------  -------------  ------------  -----------

American Accounting
& Auditing, Inc. (3)        50,000      50,000            -0-            -0-
-----------------------  -------------  -------------  ------------  -----------

(1) Brian Dvorak, Esq., is the managing member of Globalwide Investment Co. LLC and performed consulting services for SENR and has chosen to take his fees through the investment company.




(2) Defined Holding Corporation is the agent for Public Securities Services, Inc. who performed consulting services for SENR in connection with the drafting and filing of all of its current reports with the Securities and Exchange Commission. Lawrence R. Young, Esq. is an attorney who passed upon this offering is a beneficial owner of 50% of the outstanding stock in Defined Holding Corporation, the agent for Public Securities Services, Inc. John Cruickshank is the other 50% owner of stock in Defined Holding Corporation.

(3) American Accounting and Auditing, Inc. performed accounting and consulting services for SENR.

                              PLAN OF DISTRIBUTION

The Selling Shareholders may sell the Shares for value from time to time under this Prospectus in one or more transactions on the Over-the-Counter
Bulletin Board maintained by Nasdaq, or other exchange, in a negotiated transaction or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The Selling Shareholders may effect such transactions by selling the Shares to or through brokers-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions).

The Selling Shareholders and any broker-dealers that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act, and any commissions received by them and any profit on the resale of the Shares sold by them may be deemed be underwriting discounts and commissions under the 1933 Act. All selling and other expenses incurred by the Selling Shareholders will be borne by the Selling Shareholders.

In addition to any Shares sold hereunder, the Selling Shareholders may, at the same time, sell any shares of common stock, including the Shares, owned by him or her in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this Prospectus.

There is no assurance that the Selling Shareholders will sell all or any portion of the Shares offered.

The Company will pay all expenses in connection with this and will not receive any proceeds from sales of any Shares by the Selling Shareholders. The legal fees incurred in connection with the preparation of this registration statement have been waived by Lawrence R. Young & Associates, P.C.


                                  LEGAL MATTERS

The validity of the Common Stock offered hereby will be passed upon for the Company by Lawrence R. Young & Associates, P.C., Lawrence R. Young, Esq. whose address is 9530 E. Imperial Highway, Suite K, Downey, CA 90242-3041. Lawrence R. Young, Esq. the sole shareholder of Lawrence R. Young & Associates, P.C. is a beneficial owner of Defined Holding Corporation the agent for Public Securities Services, Inc. which owns 50,000 shares of stock in the Company. Lawrence R. Young, Esq. has waived any fees in connection with passing upon this offering.


                                     EXPERTS

The balance sheets as of December 31, 1999 and the statements of operations, shareholders' equity and cash flows for the periods then ended have been incorporated by reference in this Registration Statement in reliance on the report of John Spurgeon, CPA, independent accountant, given on the authority of that firm as experts in accounting and auditing.

                                     PART II

     INFORMATION NOT REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are hereby incorporated by reference in this Registration Statement:

1.   10SB12-G-A dated December 23, 1999;
2.   10QSB dated March 27, 2000;
3.   10KSB dated March 29, 2000;
4. All other reports and documents subsequently filed by the Registrant pursuant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of the filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Corporation Laws of the State of Nevada and the Company's Bylaws provide for indemnification of the Company's Directors for liabilities and expenses that they may incur in such capacities. In general, Directors and Officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Furthermore, the personal liability of the Directors is limited as provided in the Company's Articles of Incorporation.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     The Shares were issued for advisory and legal services rendered. These sales were made in reliance of the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 4(2) thereof covering transactions not involving any public offering or not involving any "offer" or "sale".

ITEM 8. EXHIBITS

Exhibit  No.       Description
-----------        -----------

3.1                Articles of Incorporation

3.2                Bylaws

5 Opinion of Lawrence R. Young & Associates, P.C. with respect to legality of the securities of the Registrant being registered

10.1               Consulting Agreement with Defined Holding Corporation

23.1               Consent of John Spurgeon, Certified Public Accountant

23.3 Consent of Lawrence R. Young & Associates, P.C. (contained in opinion to be filed as Exhibit 5)

-----------------------

ITEM 9. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that is meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on March 16, 2000.


     Senior Care Industries,  Inc.

     /s/  Stephen Reeder
     -------------------------------
     By:  Stephen Reeder, President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Dated: April 6, 2000

/S/ Stephen Reeder
-----------------------------------
Stephen Reeder
Chief Executive Officer & Director



Dated: April 6, 2000

/S/ John Semmens
-----------------------------------
John Semmens
Chief Financial Officer